                                                                      EXHIBIT 99
FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS SECOND QUARTER 2007 RESULTS
           FFO Per Share Exceeds Analysts' Mean Estimate by Two Cents

ROCHESTER,  NY,  AUGUST  6, 2007 - Home  Properties  (NYSE:HME)  today  released financial  results for the second  quarter ending June 30, 2007. All results are reported on a diluted basis.

"We are pleased with results for the quarter,  especially  considering  the very tough  comparison  with last year's  second  quarter when Funds From  Operations
("FFO")  per share was the highest  for any second  quarter in Home  Properties'
history and property  operations  produced stellar net operating income growth,"
said Home Properties' President and CEO Edward J. Pettinella.  "FFO of $0.85 for
this year's second  quarter  exceeded  analysts'  mean estimate by two cents and grew 1.9% over last  year's  record  second  quarter.  With first  half  results exceeding our expectations and reflecting  improved operating  fundamentals,  we are confident we will achieve the full year 6% to 8% FFO growth projected in our guidance."

Earnings  per share  ("EPS")  for the  quarter  ended  June 30,  2007 was $0.26, compared to $0.33 for the quarter  ended June 30,  2006,  due to a $3.4  million
(before the allocation of minority  interest) or $0.07 per share gain on sale of real  estate in the prior year  quarter.  EPS for the six months  ended June 30,
2007 was $0.41  compared to $0.46 for the six months  ended June 30,  2006.  The year over year  decrease  of $0.05  per share is  attributable  to the $0.07 per share  impact of the  prior  year  second  quarter  gain on sale of real  estate described above, partially offset by an increase of $0.02 per share attributable to a strong net operating income  contribution  from owned properties during the
2007 first and second quarters.

For the quarter ended June 30, 2007, Funds From Operations was $40.5 million, or
$0.85 per share,  compared to $40.5 million, or $0.84 per share, for the quarter ended June 30, 2006. These results exceeded analysts' mean estimate, as reported by Thomson,  by $0.02.  FFO for the six months ended June 30, 2007 was $1.58 per share compared to $1.47 in the year-ago period. Excluding the non-cash charge of
$0.04 in the 2007 first  quarter  related to costs  associated  with the initial offering of the Series F preferred shares which were redeemed, Operating FFO for the six months was $1.62, a 10.0%  increase over the 2006 first half results.  A reconciliation  of GAAP net  income to FFO is  included  in the  financial  data accompanying this news release.

Second Quarter Operating Results
--------------------------------

For the  second  quarter  of 2007,  same-property  comparisons  (for 113  "Core"
properties  containing  33,685  apartment  units  owned  since  January 1, 2006)
reflected an increase in total  revenues of 4.0%  compared to the same quarter a year ago. Net operating income ("NOI") increased by 1.8% from the second quarter of 2006.  Property level operating  expenses  increased by 7.4% for the quarter, primarily  due to  increases  in gas heating  costs,  repairs  and  maintenance, personnel  expense,  property  insurance  and  real  estate  taxes,  which  were partially offset by a reduction in water and sewer costs.

Average  physical  occupancy for the Core properties was 95.0% during the second quarter of 2007, identical to the second quarter of 2006. Average monthly rental rates, including utility reimbursements, increased 4.3% compared to the year-ago period. A lower level of expense growth than projected in the Company's guidance for the quarter was  largely  due to lower  heating  costs and less usage in the period.  This also produced lower revenue growth than anticipated  since a lower level of heating costs was passed through to residents.

On a sequential  basis,  compared to the 2007 first quarter results for the Core properties,  total revenues were up 0.1% in the second quarter of 2007, expenses were down 9.1% and net operating income was up 6.6%.  Average physical occupancy increased 0.6% to 95.0% and average  monthly rental rates were 0.7% higher.  The expense decrease in the second quarter compared to the first quarter  represents typical seasonality from lower natural gas and snow removal costs.

Occupancies for the 4,524 apartment units acquired/developed  between January 1,
2006 and June 30, 2007 (the  "Recently  Acquired  Communities")  averaged  94.4%
during the second quarter of 2007.

Year-to-Date Operating Results
------------------------------

For the six months ended June 30, 2007,  same-property  comparisons for the Core properties  reflected an increase in total revenues of 4.9%, resulting in a 6.4%
increase  in net  operating  income  compared  to the first six  months of 2006.
Property level operating expenses increased by 2.9%,  primarily due to increases in personnel expense,  property  insurance  expense,  real estate taxes and snow removal costs.

Average  physical  occupancy for the Core  properties was 94.7% during the first six months of 2007,  down from 94.9% a year ago,  with  average  monthly  rents, including utility reimbursements, rising 5.1%.

The yield on the Recently  Acquired  Communities  during the first six months of
2007  averaged  7.3% on an  annualized  basis  (calculated  as the net operating income from the  properties,  less an allowance  for general and  administrative expenses  equal to 3% of  revenues,  all divided by the  acquisition  costs plus capital improvement  expenditures in excess of normalized levels). This compares to the first year underwriting expectations of 6.4%.

Acquisitions and Dispositions
-----------------------------

On April 30, 2007, the Company acquired Westwoods, a 35-unit apartment community located in  Randolph,  MA, for  $4.0 million,  including  closing  costs,  which equates to  approximately  $114,000 per apartment  unit.  Consideration  for the purchase included the assumption of an existing $3.9 million fixed rate mortgage at an interest  rate of 5.6% maturing on June 1, 2034 (fair market value of $3.7 million).  The weighted average first year  capitalization rate expected on this acquisition is 6.6% after  allocating 3.0% of rental revenues for management and overhead  expenses and before normalized  capital  expenditures of approximately
$760 per unit annually.  Westwoods was the final acquisition in a three-property portfolio. The other two properties closed in the second quarter of 2006.

There were no dispositions  during the 2007 second quarter.  Amounts included in discontinued  operations are the residual  settlement items associated with 2006 dispositions.

Subsequent  to the end of the  quarter,  on July  12,  2007,  the  Company  sold
Brittany Place Apartments, with a total of 591 units, in Greenbelt, Maryland for
$74.1  million.  A gain on sale  of  approximately  $21.6  million,  before  the allocation of minority  interest,  will be recorded in the third quarter related to this sale. The weighted average first year  capitalization  rate projected on this disposition is 5.7%.

Capital Markets Activities
--------------------------

As of June 30, 2007, the Company's ratio of debt-to-total market  capitalization was 47.4% (based on the June 29, 2007 stock price of $51.93 to determine  equity value),  with  $39 million  outstanding  on its $140  million  revolving  credit facility  and $5.4  million  of  unrestricted  cash on hand.  Total debt of $2.2 billion was outstanding,  at rates of interest averaging 5.6% and with staggered maturities  averaging  approximately  seven years.  Approximately 96.9% of total indebtedness is at fixed rates.  Both the interest coverage and the fixed charge ratio  (which  includes  preferred  dividends)  averaged  2.3 times  during  the quarter.

The Company  estimates its net asset value ("NAV") per share at June 30, 2007 to be  $66.76  based on  capitalizing  at 5.95%  the  total of the  annualized  and seasonally  adjusted  second quarter  property net operating  income,  plus a 4%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During the second  quarter of 2007,  the Company did not  repurchase  any common shares.  Through the end of the second  quarter,  the total  shares  repurchased during 2007 were  approximately  109,000  shares for $6  million,  or a weighted average  price of $55.01 per share.  As of June 30, 2007,  the Company has Board authorization to buy back up to approximately  2.5 million  additional shares of its common stock or Operating Partnership Units.

Outlook
-------

For 2007,  the Company has  increased  its prior  guidance  based only on higher actual second quarter results compared to the original range of guidance and now expects  Operating FFO per share to be between $3.26 and $3.32 per share,  which will produce  Operating  FFO per share  growth of 6.2% to 8.1% when  compared to
2006 results.  This guidance range reflects  management's  current assessment of economic and market  conditions.  The Series F Perpetual  Preferred  shares were redeemed at the end of the first quarter 2007, and the Company incurred a charge to FFO of  $1.9 million  for the  original  issuance  costs,  or $0.04 cents per share.  This charge is reported in FFO per share  results but has been  excluded from Operating FFO.

The  guidance  for the balance of 2007 is  reaffirmed  without  change,  and the quarterly  breakdown  of both FFO and  Operating  FFO per  share  results  is as follows: Third quarter $0.84 to $0.87; fourth quarter $0.80 to $0.83.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  webcast tomorrow at
11:00 AM Eastern Time to review and comment on the information  reported in this release.  To  listen  to  the  call,  please  dial  800-266-2145  (International
212-676-5362).  A replay of the call will be available  through August 14, 2007, by dialing  800-633-8284  or  402-977-9140  and entering  21319515.  The Company webcast,  which  includes  a  slide  presentation,  will be  available,  live at
11:00 AM and  archived by 1:00 PM,  through the  "Investors"  section of our Web site, homeproperties.com, on the Investor Relations home page.

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that might affect operating expenses,  the timely completion of repositioning and new development  activities within  anticipated  budgets,  the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns,  operates,  develops,  acquires and  rehabilitates  apartment  communities primarily in selected  Northeast,  Mid-Atlantic  and Southeast  Florida markets.
Currently,  Home Properties operates 129 communities containing 39,092 apartment units.  Of these,  37,630  units in 126  communities  are owned  directly by the
Company;  868 units are  partially  owned and  managed by the Company as general partner, and 594 units are managed for other owners. For more information, visit
Home Properties' Web site at homeproperties.com.

Tables to follow.

                                 Avg. Physical
Second Quarter Results:            Occupancy(a)          2Q '07       2Q '07 vs. 2Q '06 % Growth
-----------------------            ------------          ------       --------------------------
                                                        Average
                                                  Monthly Rent/   Rental    Total      Total
                            2Q '07       2Q '06        Occ Unit    Rates  Revenue    Expense    NOI
                            ------       ------        --------   ------  -------    -------    ---
Core Properties(b)           95.0%        95.0%          $1,094     2.2%     4.0%       7.4%   1.8%
Acquisition Properties(c)    94.4%          NA           $1,094      NA       NA         NA     NA
                             ----         ----           ------     ---      ---        ---    ---
TOTAL PORTFOLIO              94.9%        95.0%          $1,094      NA       NA         NA     NA

                                 Avg. Physical
Year-To-Date Results:              Occupancy(a)         YTD '07      YTD '07 vs. YTD '06 % Growth
---------------------              ------------         -------      ----------------------------
                                                        Average
                                                  Monthly Rent/   Rental     Total      Total
                           YTD '07      YTD '06        Occ Unit    Rates   Revenue    Expense    NOI
                           -------      -------        --------   ------   -------    -------    ---
Core Properties(b)           94.7%        94.9%          $1,091     2.5%      4.9%       2.9%   6.4%
Acquisition Properties(c)    93.8%           NA          $1,110      NA        NA         NA     NA
                             ----         ----           ------     ---       ---        ---    ---
TOTAL PORTFOLIO              94.6%        94.9%          $1,093      NA        NA         NA     NA

(a)  Average physical  occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing  occupied units at contract rates and vacant units at market rates.

(b)  Core Properties  includes 113 properties with 33,685  apartment units owned throughout 2006 and 2007.

(c)  Reflects  14  properties  with  4,524  apartment  units  acquired/developed subsequent to January 1, 2006.

                             HOME PROPERTIES, INC.
                 SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                     Three Months Ended          Six Months Ended
                                                     ------------------          ----------------
                                                            June 30                   June 30
                                                            -------                   -------
                                                       2007          2006         2007        2006
                                                       ----          ----         ----        ----
Rental income                                      $119,884      $103,879     $235,622    $205,981
Property other income                                 9,796         6,698       20,582      12,777
Interest income                                          83           119        1,290         210
Other income                                             58           504          833       1,021
                                                   --------      --------      -------     -------
  Total revenues                                    129,821       111,200      258,327     219,989
                                                   --------      --------      -------     -------

Operating and maintenance                            52,668        43,610      108,530      95,414
General and administrative                            5,953         6,057       11,471      11,096
Interest                                             30,716        26,432       59,845      52,336
Depreciation and amortization                        28,365        23,227       55,962      45,930
                                                   --------      --------      -------     -------
  Total expenses                                    117,702        99,326      235,808     204,776
                                                   --------      --------      -------     -------
Income from operations                               12,119        11,874       22,519      15,213
Minority interest in Operating Partnership           (3,480)       (3,271)      (5,550)     (3,963)
                                                   --------      --------      -------     -------
Income from continuing operations                     8,639         8,603       16,969      11,250
                                                   --------      --------      -------     -------

Discontinued operations
  Income from operations, net of minority
    interest                                            178         1,389          251       4,230
  Loss on disposition of property, net of
    minority Interest                                  (115)        2,361         (248)      2,361
                                                   --------      --------      -------     -------
Discontinued operations                                  63         3,750            3       6,591
                                                   --------      --------      -------     -------
Net Income                                            8,702        12,353       16,972      17,841

Preferred dividends                                       -        (1,350)      (1,290)     (2,700)
Redemption of preferred stock                             -             -       (1,902)          -
                                                   --------      --------      -------     -------
Net income available to common shareholders        $  8,702      $ 11,003      $13,780     $15,141
                                                   ========      ========      =======     =======
Reconciliation from net income available to common
  shareholders to Funds From Operations:

Net income available to common shareholders         $ 8,702      $ 11,003      $13,780     $15,141
Real property depreciation and amortization          28,094        25,041       55,170      49,539
Minority Interest                                     3,480         3,271        5,550       3,963
Minority Interest - income from discontinued
  operations                                             72           625          102       2,140
Loss on disposition of property, net of minority
  Interest                                              115        (2,361)         248      (2,361)
Loss from early extinguishment of debt in
  connection with sale of real estate                     -         2,970            -       2,970
                                                   --------      --------      -------     -------
FFO - basic (1)                                    $ 40,463      $ 40,549      $74,850     $71,392
                                                   ========      ========      =======     =======

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property.  Because of the limitations of the FFO definition as published by
     NAREIT as set forth above, the Company has made certain  interpretations in
     applying  the  definition.   The  Company   believes  all  adjustments  not
     specifically  provided  for  are  consistent  with  the  definition.  Other similarly titled measures may not be calculated in the same manner.

                             HOME PROPERTIES, INC.
                 SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                         Three Months Ended     Six Months Ended
                                                         ------------------     ----------------
                                                                June 30             June 30
                                                                -------             -------
                                                           2007        2006       2007        2006
                                                           ----        ----       ----        ----

FFO - basic                                            $ 40,463    $ 40,549   $ 74,850    $ 71,392
Preferred dividends - convertible preferred stock (2)         -           -          -           -
                                                       --------    --------    -------     -------
   FFO - diluted                                       $ 40,463    $ 40,549   $ 74,850    $ 71,392
                                                       ========    ========    =======     =======
FFO - basic                                            $ 40,463    $ 40,549   $ 74,850    $ 71,392
Preferred dividends - convertible preferred stock             -           -          -           -
Redemption of Series F Preferred stock                        -           -      1,902           -
                                                       --------    --------    -------     -------
   FFO - operating (4)                                 $ 40,463    $ 40,549   $ 76,752    $ 71,392
                                                       ========    ========    =======     =======
FFO - basic                                            $ 40,463    $ 40,549   $ 74,850    $ 71,392
Preferred dividends - convertible preferred stock             -           -          -           -
Recurring non-revenue generating capital expenses        (7,256)     (5,696)   (14,329)    (11,401)
                                                       --------    --------    -------     -------
   AFFO (5)                                            $ 33,207    $ 34,853   $ 60,521    $ 59,991
                                                       ========    ========    =======     =======
FFO - operating                                        $ 40,463    $ 40,549   $ 76,752    $ 71,392
Recurring non-revenue generating capital expenses        (7,256)     (5,696)   (14,329)    (11,401)
                                                       --------    --------    -------     -------
   AFFO - operating                                    $ 33,207    $ 34,853   $ 62,423    $ 59,991
                                                       ========    ========    =======     =======
Weighted average shares/units outstanding:
   Shares - basic                                      33,255.9    32,936.9   33,161.4    32,101.6
   Shares - diluted                                    33,985.3    33,598.7   33,959.0    32,722.2

   Shares/units - basic (3)                            46,713.0    47,788.1   46,581.8    47,853.3
   Shares/units - diluted (3)                          47,442.4    48,450.0   47,379.3    48,473.9

Per share/unit:
   Net income - basic                                     $0.26       $0.33      $0.42       $0.47
   Net income - diluted                                   $0.26       $0.33      $0.41       $0.46

   FFO - basic                                            $0.87       $0.85      $1.61       $1.49
   FFO - diluted                                          $0.85       $0.84      $1.58       $1.47
   Operating FFO - diluted, before preferred stock
     redemption (4)                                       $0.85       $0.84      $1.62       $1.47

   AFFO (5)                                               $0.70       $0.72      $1.28       $1.24
   Operating AFFO - before preferred stock
     redemption (4) (5)                                   $0.70       $0.72      $1.32       $1.24
   Common Dividend paid                                   $0.65       $0.64      $1.30       $1.28

(2)  There was no convertible  preferred  stock  outstanding  during the periods presented.

(3)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(4)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the addback of real estate impairment charges and preferred  stock  redemption  costs.  This is  presented  for a  consistent comparison of how NAREIT defined FFO in 2003.

(5)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $760 and $525 per  apartment  unit in 2007 and  2006, respectively.  The  resulting  sum  is  divided  by  the  weighted  average shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                             June 30, 2007     December 31, 2006
                                             -------------     -----------------
Land                                             $ 518,298             $ 493,017
Construction in progress, including land            51,950                 1,409
Buildings, improvements and equipment            3,114,789             2,957,336
                                                ----------            ----------
                                                 3,685,037             3,451,762
Accumulated depreciation                          (504,327)             (450,129)
                                                ----------            ----------
Real estate, net                                 3,180,710             3,001,633

Cash and cash equivalents                            5,350               118,212
Cash in escrows                                     32,723                74,069
Accounts receivable                                 10,802                 9,287
Prepaid expenses                                    11,250                15,059
Deferred charges                                    13,003                13,619
Other assets                                         5,847                 8,539
                                                ----------            ----------
Total assets                                    $3,259,685            $3,240,418
                                                ==========            ==========
Mortgage notes payable                          $1,963,368            $1,924,313
Exchangeable senior notes                          200,000               200,000
Line of credit                                      39,000                     -
Accounts payable                                    18,346                20,797
Accrued interest payable                            10,815                10,473
Accrued expenses and other liabilities              24,689                24,697
Security deposits                                   23,555                21,979
                                                ----------            ----------
Total liabilities                                2,279,773             2,202,259

Minority interest                                  281,585               282,542
Stockholders' equity                               698,327               755,617
                                                ----------            ----------
Total liabilities and stockholders' equity      $3,259,685            $3,240,418
                                                ==========            ==========

Total shares/units outstanding:
Common stock                                      33,528.2              33,103.2
Operating partnership units                       13,362.4              13,290.4
                                                ----------            ----------
                                                  46,890.6              46,393.6
                                                ==========            ==========

                                      # # #

For further information:
------------------------

David P. Gardner, Executive Vice President and Chief Financial Officer, (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237